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                                 EXHIBIT 10.32

                                   EXHIBIT A
                    COLLATERAL SECURITY ASSIGNMENT AGREEMENT


                      This Collateral Security Assignment is made and entered into effective as of __________, 19__, by the undersigned as the owner (the "Owner") of Life Insurance Policy Number ______________ (the "Policy") issued by Manufacturer's Life Insurance Company (the "Insurer") upon the life of Owner and by Advanced Micro Devices, Inc. a __________ corporation (the "Assignee").

          WHEREAS, the Owner is a valued employee of Assignee or a subsidiary of Assignee, and the Assignee wishes to retain him or her in its or its subsidiary's employ; and

          WHEREAS, to encourage the Owner's continued employment, the Assignee wishes to pay premiums on the Policy, as more specifically provided for in that certain Split-Dollar Life Insurance Agreement dated as of ________________, 19__, and entered into between the Owner and the Assignee as such agreement may be hereafter amended or modified (the "Agreement") (unless otherwise indicated the terms herein shall have the definitions ascribed thereto in the Agreement);

          WHEREAS, in consideration of the Assignee agreeing to make the premium payments, the Owner agrees to grant the Assignee a security interest in the Policy as collateral security; and

          WHEREAS, the Owner and Assignee intend that the Assignee have no greater interest in the Policy than that prescribed herein and in the Agreement and that if the Assignee ever obtains any right or interest in the Policy or the proceeds thereof, except as provided herein and in the Agreement, such right or interest shall be held in trust for the Owner to satisfy the obligations of Assignee to Owner under the Agreement and the Assignee additionally agrees that its rights to the Policy shall serve as security for its obligations to the Owner under the Agreement;

          NOW, THEREFORE, the Owner hereby assigns, transfers and sets over to the Assignee for security the following specific rights in the Policy, subject to the following terms, agreements and conditions:

          1. This Collateral Security Assignment is made, and the Policy is to be held, as collateral security for all liabilities of the Owner to the Assignee pursuant to the terms of the Agreement, whether now existing or hereafter arising (the "Secured Obligations"). The Secured Obligations include: (i) the obligation of the Owner to transfer an amount equal to the entire cash value in the event that the Owner terminates employment with Employer for a reason other than a Qualifying Termination and before attaining his or her Security Release Date; (ii) the obligation of the Owner to pay an amount of cash to the Company or transfer to the Company that portion of the cash value which is

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equal to any federal, state or local taxes that Assignee may be required to withhold and collect (as set forth in Section 12 of the Agreement); (iii) the obligation of the Owner to pay an amount of cash to the Company or transfer to the Company that portion of the cash surrender value of the Policy which is equal to the sum of the outstanding balances on any loans made by Assignee to the Owner in the event of a Qualifying Event (as set forth in Section 5(c) of the Agreement; and (iv) the obligation of the Owner to name the Assignee as beneficiary for a portion of the death benefit under the Policy in the event of the death of the insured prior to Owner's termination of employment with Employer in accordance with Section 4 of the Agreement.

          2. The Owner hereby grants to Assignee a security interest in and collaterally assigns to Assignee the Policy and the cash value to secure the Secured Obligations. However, the Assignee's interest in the Policy shall be strictly limited to:

          (a) The right to be paid the Assignee's portion of the death benefit in the event of the death of the Owner prior to Owner's termination of employment with Employer in accordance with Section 4 of the Agreement;

          (b) The right to receive an amount equal to the entire cash value of the Policy (which right may be realized by Assignee's receiving a portion of the death benefit under the Policy or Owner's causing such amount to be transferred to Assignee (through withdrawing from or borrowing against the Policy), in accordance with the terms of the Agreement) if the Owner terminates employment with Employer for a reason other than a Qualifying Termination (unless he or she has previously attained his or her Security Release Date);

     (c) The right to receive an amount equal to the sum of the outstanding balances on any loans made by Assignee to the Owner in the event of a Qualifying Event (as set forth in Section 5(c) of the Agreement); and

          (d) The right to receive an amount equal to any federal, state or local taxes that Assignee may be required to withhold and collect (as set forth in Section 12 of the Agreement).

          3. (a) Owner shall retain all incidents of ownership in the Policy, and may exercise such incidents of ownership except as otherwise limited by the Agreement and hereunder. The Insurer is only authorized to recognize (and is fully protected in recognizing) the exercise of any ownership rights by Owner if the Insurer determines that the Assignee has been given notice of Owner's purported exercise of ownership rights in compliance with the provisions of Section 3(b) hereof and as of the date thirty days after such notice is given, the Insurer has not received written notification from the Assignee of Assignee's objection to such exercise; provided that,





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the designation of the beneficiary to receive the death benefits not otherwise payable to Assignee pursuant to Section 4 of the Agreement may be changed by the Owner without prior notification of Assignee. The Insurer shall not be responsible to ensure that the actions of the Owner conform to the Agreement.

          (b) Assignee hereby acknowledges that for purposes of this Collateral Security Assignment, Assignee shall be conclusively deemed to have been properly notified of Owner's purported exercise of his or her ownership rights as of the third business day following either of the following events:
(1) Owner mails written notice of such exercise to Assignee by United States certified mail, postage paid, at the address below and provides the Insurer with a copy of such notice and a copy of the certified mail receipt or (2) the Insurer mails written notice of such exercise to Assignee by regular United States mail, postage paid, at the address set forth below:

                                  Advanced Micro Devices, Inc.
                                  One AMD Place, M/S 181
                                  Sunnyvale, California 94088

                                  Attn:  Corporate Compensation Manager

The foregoing address shall be the appropriate address for such notices to be sent unless and until the receipt by both Owner and the Insured of a written notice from Assignee of a change in such address.

          (c) Notwithstanding the foregoing, Owner and Assignee hereby agree that, until Assignee's security interest in the Policy is released, Assignee shall from time to time designate one or more individuals (the "Designee"), who may be officers of Assignee, who shall be entitled to adjust the death benefit under the Policy and to administer the investments under the Policy; provided, however, that the Designee may only increase, but not decrease, the death benefit in effect on the date that the Policy is issued; provided further, that the Designee may only direct the investments under the Policy in funds offered by the Insurer under the Policy. Assignee shall notify the Insurer in writing of the identity of the Designee and any changes in the identity of the Designee. Until Assignee's security interest in the Policy is released, no other party may adjust the death benefit or direct the investments under the Policy without the consent of the Assignee and the Owner.

          4. If the Policy is in the possession of the Assignee, the Assignee shall, upon request, forward the Policy to the Insurer without unreasonable delay for endorsement of any designation or change of beneficiary or the exercise of any other right reserved by the Owner.





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          5.(a)  Assignee shall be entitled to exercise its rights under the
Agreement by delivering a written notice to Insurer, executed by the Assignee and the Owner or the Owner's beneficiary, requesting either (1) a withdrawal or nonrecourse policy loan equal to the amount to which Assignee is entitled under Sections 5, 6 or 12 of the Agreement and transfer of such withdrawn or borrowed amount to Assignee or (2) the payment to the Assignee of that portion of the death benefit under the Policy to which the Assignee is entitled under Section 4 of the Agreement. So long as the notice is also signed by Owner or his or her beneficiary, Insurer shall pay or loan the specified amounts to Assignee without the need for any additional documentation.

          (b) Upon receipt of a properly executed notice complying with the requirements of subsection (a) above, the Insurer is hereby authorized to recognize the Assignee's claims to rights hereunder without the need for any additional documentation and without investigating (1) the reason for such action taken by the Assignee; (2) the validity or the amount of any of the liabilities of the Owner to the Assignee under the Agreement; (3) the existence of any default therein; (4) the giving of any notice required herein; or (5) the application to be made by the Assignee of any amounts to be paid to the Assignee. The receipt of the Assignee for any sums received by it shall be a full discharge and release therefor to the Insurer.

          6. Upon the full payment of the liabilities of the Owner to the Assignee pursuant to the Agreement, the Assignee shall execute an appropriate release of this Collateral Security Assignment.

          7. The Assignee shall have the right to request of the Insurer and/or the Owner notice of any action taken with respect to the Policy by the Owner.

          8.(a) The Assignee and the Owner intend that in no event shall the Assignee have any power or interest related to the Policy or its proceeds, except as provided herein and in the Agreement, notwithstanding the provisions of any other documents including the Policy. In the event that the Assignee ever receives or may be deemed to have received any right or interest beyond the limited rights described herein and in the Agreement, such right or interest shall be held in trust for the benefit of the Owner and be held separate from the property of the Assignee.

          (b) In order to further protect the rights of the Owner, the Assignee agrees that its rights to the Policy and proceeds thereof shall serve as security for the Assignee's obligations to the Owner as provided in the Agreement. Assignee hereby grants to Owner a security interest in and collaterally assigns to Owner any and all rights it has in the Policy, and products





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and proceeds thereof, whether now existing or hereafter arising pursuant to the provisions of the Policy, the Agreement, this Collateral Security Assignment or otherwise, to secure Assignee's obligations ("Assignee Obligations") to Owner under the Agreement, whether now existing or hereafter arising. The Assignee Obligations include all obligations owed by the Assignee to Owner under the Agreement, including without limitation: (i) the obligation to purchase the Policy designating Owner as the owner and to make the premium payments required under Section 3 of the Agreement and (ii) the obligation to do nothing which may, in any way, endanger, defeat or impair any of the rights of Owner in the Policy as provided in the Agreement. In no event shall this provision be interpreted to reduce Owner's rights in the Policy or expand in any way the rights or benefits of the Assignee under the Agreement. In the event that Owner terminates employment with Employer for any reason prior to a Qualifying Event, this security interest and collateral assignment granted by Assignee to Owner shall automatically expire and be deemed waived. Nothing in this provision shall prevent the Assignee from receiving its share of the death benefits under the Policy as provided in Section 4 of the Agreement.

          9. Assignee and Owner agree to execute any documents necessary to effectuate this Collateral Security Assignment pursuant to the provisions of the Agreement. All disputes shall be settled as provided in
Section 13 of the Agreement. The rights under this Collateral Security Assignment may be enforced pursuant to the terms of the Agreement.

          IN WITNESS WHEREOF, the Owner and Assignee have executed this Collateral Security Assignment effective the day and year first above written.



                                             ___________________________________
                                                                      , Owner

                                             ADVANCED MICRO DEVICES, INC.


                                             By:  ______________________________

                                             Title:  ___________________________





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